                                                                   Exhibit 99.1

                                THE MACLEOD GROUP

--------------------------------------------------------------------------------


                           CONSOLIDATED BALANCE SHEET

                                     ASSETS


                                                               JUNE 30, 1996     June 30, 1995
                                                               -------------     -------------
CURRENT ASSETS:
   Cash and cash equivalents                                     $  494,482       $2,607,016
   Accounts receivable (Note 2)                                   2,236,560        1,794,719
   Notes receivable (Note 3)                                        815,067          300,000
   Inventories (Note 4)                                           2,706,753        1,294,299
   Deferred & prepaid tax assets (Note 10)                          441,864          454,283
   Prepaid expenses and deposit                                      22,054           20,053
                                                                 ----------       ----------
            Total current assets                                  6,716,780        6,470,370

PROPERTY AND EQUIPMENT, net (Notes 5 and 9)                         570,325          716,545
OTHER ASSETS                                                         39,946           40,972
RESTRICTED CASH (Note 9)                                            165,503          156,317
                                                                 ----------       ----------

     Total assets                                                $7,492,554       $7,384,204
                                                                 ==========       ==========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Lines of credit (Note 8)                                      $  800,000       $       --
   Accounts payable and accrued expenses (Note 6)                 1,011,087          478,045
   Current Portion of Long Term Debt (Note 9)                        65,000           65,000
   Income taxes payable (Note 10)                                   313,244          653,149
   Note payable to Stockholder (Note 7)                             160,000               --
                                                                 ----------       ----------

     Total current liabilities                                    2,349,331        1,196,194

LONG-TERM DEBT (Note 9)                                             351,964          425,000

DEFERRED TAX LIABILITIES (Note 10)                                  595,775          716,518
                                                                 ----------       ----------

     Total liabilities                                            3,297,070        2,337,712
                                                                 ----------       ----------

STOCKHOLDERS' EQUITY:
   Common stock ( Note 11)                                           56,500           56,500
   Retained earnings                                              4,138,984        4,989,992
                                                                 ----------       ----------

     Total stockholders' equity                                   4,195,484        5,046,492
                                                                 ----------       ----------

     Total liabilities and stockholders' equity                  $7,492,554       $7,384,204
                                                                 ==========       ==========


   The accompanying notes are an integral part of these financial statements.

                                THE MACLEOD GROUP

--------------------------------------------------------------------------------


                        CONSOLIDATED STATEMENT OF INCOME


                                                       YEAR ENDED         YEAR ENDED         YEAR ENDED
                                                        JUNE 30,           JUNE 30,           JUNE 30,
                                                          1996               1995               1994
                                                      -----------        -----------        -----------
REVENUES                                              $32,536,161        $35,086,478        $21,877,502
                                                      -----------        -----------        -----------

COSTS AND EXPENSES:
   Cost of sales and other operating expenses          32,780,498         32,076,368         20,385,403
   Selling, general and administrative expenses           930,664          1,224,724          1,049,611
   Depreciation and amortization                          230,475            306,743            302,539
                                                      -----------        -----------        -----------


                                                       33,941,637         33,607,835         21,737,553
                                                      -----------        -----------        -----------

(LOSS) INCOME FROM OPERATIONS                          (1,405,476)         1,478,643            139,949

OTHER INCOME (EXPENSE):
   Interest income                                        103,219             36,550             43,283
   Interest expense                                      (138,347)           (44,587)          (149,251)
   Net gain (loss) on asset disposal                      258,932              4,523             (5,926)
   Other                                                  135,750            141,447            364,601
                                                      -----------        -----------        -----------

(LOSS) INCOME BEFORE INCOME TAXES                      (1,045,922)         1,616,576            392,656

(BENEFIT) PROVISION FOR INCOME TAXES                     (244,914)           554,353            191,657
                                                      -----------        -----------        -----------

NET (LOSS) INCOME                                     $  (801,008)       $ 1,062,223        $   200,999
                                                      ===========        ===========        ===========



   The accompanying notes are an integral part of these financial statements.

                                THE MACLEOD GROUP

--------------------------------------------------------------------------------



                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY



                                 Common Stock
                             --------------------       Retained
                             Shares        Amount       Earnings           Total
                             -------------------------------------------------------
BALANCE, June 30, 1993       $6,200       $56,500       $3,887,629        $3,944,129

Net income                       --            --          200,999           200,999
Distribution                     --            --          (60,859)          (60,859)
                             -------------------------------------------------------

BALANCE, June 30, 1994        6,200        56,500        4,027,769         4,084,269
Net income                       --            --        1,062,223         1,062,223
Distribution                     --            --         (100,000)         (100,000)
                             -------------------------------------------------------
BALANCE, June 30, 1995        6,200        56,500        4,989,992         5,046,492
Net Loss                         --            --         (801,008)         (801,008)
Distribution                     --            --          (50,000)          (50,000)
                             -------------------------------------------------------

BALANCE, June 30, 1996       $6,200       $56,500       $4,138,984        $4,195,484
                             =======================================================



   The accompanying notes are an integral part of these financial statements.

                                THE MACLEOD GROUP

--------------------------------------------------------------------------------


CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                 YEAR ENDED         YEAR ENDED         YEAR ENDED
                                                                   JUNE 30,           JUNE 30,           JUNE 30,
                                                                    1996               1995               1994
                                                                 -----------        ----------        -----------
OPERATING ACTIVITIES:
   Net income (loss)                                             $  (801,008)       $1,062,223        $   200,999
   Adjustments to reconcile net income to net cash
      provided by (used in) operating activities -
      Depreciation and amortization                                  230,475           306,743            302,539
      Deferred income taxes                                          (95,797)          (18,537)          (104,139)
      Bad debt reserve                                               (10,027)           18,457            (21,947)
      Gain (loss) on sale of assets                                  258,932            (2,054)            (5,926)
      (Increase) decrease in current assets -
         Accounts receivable                                        (431,814)         (131,178)          (794,179)
         Inventories                                              (1,412,454)          999,768           (334,266)
         Income tax refund receivable                                   (309)              193            (14,029)
         Income tax deposits                                         (12,218)           (4,473)            48,228
         Prepaid expenses and deposits                                (2,001)           23,855             51,570
      Increase (decrease) in current liabilities -
         Accounts payable and accrued expenses                       533,042          (208,698)           233,064
         Income taxes payable                                       (339,905)          388,971             16,109
         Other                                                        (8,160)           (1,553)           (32,627)
                                                                 -----------        ----------        -----------

      Net cash (used in) provided by  operating activities        (2,091,244)        2,433,717           (454,604)
                                                                 -----------        ----------        -----------

INVESTING ACTIVITIES:
   Purchase of property and equipment                               (345,630)         (267,209)                --
   Proceeds from sale of property and equipment                        2,443            58,317          1,327,496
   Notes receivable issued                                          (625,000)               --           (305,000)
   Collections of note receivable                                    109,933                --                 --
                                                                 -----------        ----------        -----------

      Net cash (used in) provided by investing activities           (858,254)         (208,892)         1,022,496
                                                                 -----------        ----------        -----------

FINANCING ACTIVITIES:
   Net borrowings (repayments) on lines of credit                    800,000          (300,000)           300,000
   Repayment of long-term debt                                       (73,036)          (65,000)        (1,135,000)
   Proceeds from borrowings                                          160,000                --                 --
   Distributions to shareholders                                     (50,000)         (100,000)           (60,859)
                                                                 -----------        ----------        -----------

      Net cash provided by (used in) financing activities            836,964          (465,000)          (895,859)
                                                                 -----------        ----------        -----------

NET (DECREASE) INCREASE IN CASH
 AND CASH EQUIVALENTS                                             (2,112,534)        1,759,825           (327,967)

CASH AND CASH EQUIVALENTS, beginning of period                     2,607,016           847,191          1,165,158
                                                                 -----------        ----------        -----------

CASH AND CASH EQUIVALENTS, end of period                         $   494,482        $2,607,016        $   837,191
                                                                 ===========        ==========        ===========


   The accompanying notes are an integral part of these financial statements.

                                THE MACLEOD GROUP

--------------------------------------------------------------------------------


SUPPLEMENTAL CASH FLOW  INFORMATION:
Cash paid during the period for:
   Interest                            $142,667       $48,907       $149,251
   Income taxes                        $505,037       $57,794       $ 29,666




   The accompanying notes are an integral part of these financial statements.

                                THE MACLEOD GROUP

                          NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 1 -THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES:

THE COMPANY

The MacLeod Group (the Company) is a group of entities under common control which are primarily engaged in the recycling of both ferrous and non-ferrous metals, other recycled materials including glass, plastic and various scrap materials. The Company's processing facility is located in South Gate, California. The Company also operates several collection centers within the metropolitan Los Angeles area. The Company sells the majority of its scrap metal to customers in the United States. The MacLeod Group consists of five companies under common ownership, which are as follows:

MacLeod Metals, which began operations on July 1, 1969, is engaged in recovery of tin from "tin plate" and production of shredded steel scrap for use as precipitation iron by the copper mining industry. MacLeod Metals also provides management services and financial support to the four related companies in the group.

Trojan Trading, which began operations on July 1, 1991, is primarily involved in buying scrap communications and power cable from public utility companies and other manufacturers. Trojan Trading provides processing through related parties within the MacLeod Group and markets the finished product locally and internationally through trading and broker relationships.

Firma, Inc., which began operations in 1983, provides chopping services to scrap metal dealers and other companies within the MacLeod group.

Firma Plastics, Inc., which began operations in 1991, recycles plastic and rubber insulation cable jackets removed from the communication and power cable during recovery of copper and aluminum scrap.

California Metals Recycling, Inc., which began operations in 1978, is primarily engaged in the recycling of "California Redemption Value" containers, including aluminum and non-aluminum cans, as well as miscellaneous scrap aluminum, brass, copper, stainless steel, newspaper and other recyclable items.

The Company entered into a letter of intent dated as of August 6, 1996, as amended, whereby Metal Management, Inc. (MMI), formerly General Parametrics Corporation, would acquire all of the Company's outstanding stock in exchange for approximately 725,000 shares of MMI common stock, warrants to purchase one million shares of MMI common stock and approximately $6.5 million in cash. The transaction was approved by MMI's stockholders on September 30, 1996 and it is anticipated to close before December 31, 1996.

                                THE MACLEOD GROUP

                          NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

NOTE 1 - THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES:
(CONTINUED)

PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of the entities under common control which comprise the Company. All material intercompany balances and transactions have been eliminated.

USE OF ESTIMATES

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from these estimates.

CASH, CASH EQUIVALENTS AND RESTRICTED CASH

Cash and cash equivalents include cash on hand, on deposit and highly liquid investments with original maturities of three months or less. Restricted cash represents funds on deposit with an outside lender related to outstanding current borrowings. These funds are not legally restricted from withdrawal.

ACCOUNTS RECEIVABLE

Accounts receivable are stated at net realizable value and represent amounts due from customers on product sales. Allowances of $68,433, $78,460 and $60,003 at June 30, 1996, 1995 and 1994, respectively, have been provided for amounts not expected to be collected.

INVENTORIES

Inventories consist of ferrous and non-ferrous material, glass and plastic bottles and various other scrap materials and are carried at the lower of average cost or market, on a first-in, first-out basis.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost less accumulated depreciation.

                                THE MACLEOD GROUP

                          NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

NOTE 1 - THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES:
CONTINUED)

Depreciation is computed principally using the straight-line method over the estimated useful lives of the assets.


The estimated economic lives are as follows:

         Trucks and Containers                       3-7 years
         Machinery and Equipment                    5-10 years
         Office equipment                           5-10 years
         Plant facilities and Equipment             3-15 years
         Leasehold improvements                       20 years

REVENUE RECOGNITION

The Company recognizes revenue when title passes to the customer which is generally at the time of shipment.

INCOME TAXES

California Metals Recycling Company, Inc., and Firma Plastics Company, Inc., have each elected S-Corporation status effective February 1, 1988 and January 1, 1993, respectively. The income and loss generated by a S-Corporation is subject to federal and state tax at the shareholder level rather than the entity level. Accordingly, no federal or state income tax provision (benefit) has been recorded in the consolidated financial statements for these entities.

Firma, Inc., Trojan Trading Company, and MacLeod Metals Company are each C-Corporations. In addition to recording a provision (benefit) for federal and state income taxes payable, the provision (benefit) recorded within the consolidated financial statements for the

                                THE MACLEOD GROUP

                          NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------


periods ending June 30, 1996, 1995, and 1994, includes amounts for deferred income taxes resulting from changes between the tax basis of assets and liabilities and their reported amounts in the financial statements. The impact of change in tax rates on deferred tax assets and liabilities will be recognized as income or expense in the period in which the change is enacted.

NOTE 2 - ACCOUNTS RECEIVABLE:

Accounts receivable consist of the following:

                              June 30, 1996     June 30, 1995
                              -------------     -------------
Trade accounts receivable       $2,206,960       $1,776,440
Other receivables                   29,600           18,279
                                ----------       ----------
                                $2,236,560       $1,794,719
                                ==========       ==========

NOTE 3 - NOTES RECEIVABLE:

In 1996 the Company entered into an agreement to sell a chopping line to a third party in exchange for a note receivable for $613,176 and $11,824 in interest. Payments of $100,000 are due the twentieth day of each month beginning June 20, 1996 with the last payment of $125,000 due on November 20, 1996. A net of $515,067 of principal and interest is due on the note at June 30, 1996.

An additional note receivable in the amount of $300,000 at June 30, 1996 and 1995 represents a one year note originally due on June 30, 1995 from a third party. Subsequent to June 30, 1996 the note was sold to a shareholder at face value.

NOTE 4 - INVENTORIES:

Inventories consist of the following:

                                    June 30, 1996   June 30, 1995
                                    -------------   -------------
Non-ferrous material                 $2,555,863     $1,125,099

                                THE MACLEOD GROUP

                          NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

Other material                          150,890          169,200
                                     ----------       ----------

                                     $2,706,753       $1,294,299
                                     ==========       ==========

NOTE 5 -PROPERTY AND EQUIPMENT:

Property and equipment consists of the following:

                                       June 30, 1996      June 30, 1995
                                       -------------      -------------
Plant equipment                         $ 2,264,640        $ 3,620,568
Plant facilities and improvements           870,691            870,691
Vehicles                                    378,049            345,784
Office equipment                             68,604             68,604
                                        -----------        -----------
                                          3,581,984          4,905,647
Less: accumulated depreciation           (3,011,659)        (4,189,102)
                                        -----------        -----------
                                        $   570,325        $   716,545
                                        ===========        ===========

                                THE MACLEOD GROUP

                          NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

NOTE 6 -ACCOUNTS PAYABLE AND ACCRUED EXPENSES:

Accounts payable and accrued expenses consist of the following:

                                                 June 30, 1996         June 30, 1995
                                                 -------------         -------------
 Trade accounts payable                           $  958,174              $430,370
 Accrued expenses                                     52,913                47,675
                                                  ----------              --------

                                                  $1,011,087              $478,045
                                                  ==========              ========

NOTE 7 - NOTE PAYABLE TO STOCKHOLDER:

Note payable to stockholder represents a loan which bears interest at 6%. This loan was paid in full in July 1996.

NOTE 8 - LINES OF CREDIT:

The entities which comprise the Company have various revolving lines of credit with commercial lenders which provide for an aggregate of $1,400,000 of revolving credit at interest rates that range from 0% to 2 1/2% in excess of the lenders prime rate. The lines are unsecured and no commitment fees are paid on the unused portion of the lines of credit.

At June 30, 1996 and 1995 the balance outstanding was $800,000 and $0, respectively. A provision of the related covenants requires that a cash balance of $400,000 be maintained by the Company with the lenders. The maintenance of this balance secures the Company a lower interest rate. These funds are not restricted by the lending institution from withdrawal, however, if the average quarterly balance is not at least equal to this amount, the Company is subject to an additional charge equal to the $400,000 less the shortfall multiplied by 110% of the effective interest rate. At June 30, 1996, and 1995, the Company was in compliance with this covenant.

NOTE 9 -LONG-TERM DEBT:

Long-term debt consists of the following:

                           June 30, 1996   June 30, 1995
                           -------------   -------------

                                THE MACLEOD GROUP

                          NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

Long-term debt               $416,964        $490,000
Less:  current portion        (65,000)        (65,000)
                             --------        --------

Total long-term debt         $351,964        $425,000
                             ========        ========

In 1981, the Company received financing from the proceeds of the issuance of Pollution Control Bonds by the State of California. The loan is payable in monthly installments plus interest which varies from 4%- 6%. The underlying loan agreements are guaranteed by the Small Business Association (SBA) and require monthly base loan payments in amounts necessary to fund annual redemption and interest. Funds received in excess of current interest and principal reductions accumulate for the benefit of the Company in a restricted cash account. In addition, a deposit is maintained equal to three months of base loan payments plus interest earned. The Company's plant and equipment are security for the indebtedness.

As of June 30, 1996, long-term debt is scheduled to mature during fiscal years ending June 30 as follows:

                         1997                    $65,000
                         1998                     75,000
                         1999                     75,000
                         2000                     80,000

                                THE MACLEOD GROUP

                          NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------



                          2001                     85,000
                         Thereafter                36,964
                                                 --------
                                                 $416,964
                                                 ========


NOTE 10 - INCOME TAXES:

The (benefit) provision for income taxes consists of the following:


                  June 30, 1996    June 30, 1995   June 30, 1994
                  -------------    -------------   -------------
 Current
      Federal      $(115,580)       $439,138        $ 226,247
      State          (33,537)        133,752           69,549
                   ---------        --------        ---------
                    (149,117)        572,890          295,796
                   ---------        --------        ---------
 Deferred
      Federal      $ (95,797)       $(18,537)       $(104,139)
      State               --              --               --
                   ---------        --------        ---------
                     (95,797)        (18,537)        (104,139)
                   ---------        --------        ---------

     Total         $(244,914)       $554,353        $ 191,657
                   =========        ========        =========

                                THE MACLEOD GROUP

                          NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

NOTE 10 - INCOME TAXES:
  (CONTINUED)

  Deferred income tax assets (liabilities) consist of the following:

                                                 June 30, 1996   June 30, 1995
                                                 -------------   -------------
Deferred tax assets -
   Book vs. state tax depreciation                 $ 19,867       $ 19,078
   Section 267 expenses deductible when paid        405,306        431,041
                                                   --------       --------
                                                   $425,173       $450,119
                                                   --------       --------
Deferred tax liabilities -
   Cash tax to accrual book adjustment              595,775        716,518
                                                   --------       --------

Net deferred tax liability                         $170,602       $266,399
                                                   ========       ========

  Income tax (benefit) provision as reflected in the consolidated statement of income differs from amounts computed by applying the statutory federal corporate tax rate to income before income taxes as follows:

                                      June 30, 1996   June 30, 1995    June 30, 1994
                                      -------------   -------------    -------------
Income tax (benefit) provision
   at statutory rate                   $(355,613)       $ 549,636        $ 133,503
State income tax, net of federal
   tax benefit                           (64,199)          99,225           24,101
Effect of S-Corp loss (income)           169,881         (102,535)          42,053
Other, net                                 5,017            8,027           (8,000)
                                       ---------        ---------        ---------
                                       $(244,914)       $ 554,353        $ 191,657
                                       =========        =========        =========


As described in NOTE 1, certain entities that comprise the Company have elected S- Corporation status, under which the income or loss of the entity is subject to federal and state tax at the shareholder level rather than the entity level. Had the income (loss) of the S- Corporations included in the Company been taxed at a combined federal and state tax rate of 40%, the Company's tax expense for June 30, 1996, 1995, and 1994 would have been $(144,000), $29,000 and $20,000, of (additional benefit) additional expense, respectively.

                                THE MACLEOD GROUP

                          NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------


The Company uses depreciable lives and methods that are required for federal income tax purposes for financial reporting purposes, and therefore does not typically generate deferred taxes related to fixed assets. The net deferred tax liability is the result of temporary differences resulting from one of the entities within the Company which uses the cash method for income tax purposes.

                                THE MACLEOD GROUP

                          NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 11 - STOCKHOLDERS' EQUITY:

The MacLeod Group consists of five companies with separate shares of common stock, which are as follows:

MacLeod Metals has authorized 250 shares of common stock at $100 par value. At 6/30/96, 250 shares were issued and outstanding.

Trojan Trading has authorized 100 shares of common stock at no par value. At 6/30/96, 100 shares were issued and outstanding.

Firma, Inc. has authorized 50,000 shares of common stock at no par value. At 6/30/96, 1,000 shares were issued and 750 shares were outstanding.

Firma Plastics, Inc. has authorized 100 shares of common stock at no par value. At 6/30/96, 100 shares were issued and outstanding.

California Metals Recycling, Inc. has authorized 100,000 shares of common stock at no par value. At 6/30/96, 5,000 shares were issued and outstanding.

NOTE 12 - COMMITMENTS AND CONTINGENCIES:

  The Company leases land, vehicles and equipment under noncancelable operating lease agreements. The leases expire at various dates through January 1998. As of June 30, 1996 future minimum lease payments under these agreements for fiscal years ending June 30 are as follow:

         1997                            $ 459,575
         1998                              261,876
         1999 and thereafter                    --
                                         ---------
                                         $ 721,451
                                         =========

  Rent expense totaled $452,000, $447,000 and $331,000 for the years ended June 30, 1996, 1995 and 1994, respectively.

NOTE 13 - RELATED PARTY TRANSACTIONS:

  Some of the Company's leases are with its shareholders for land and buildings at the Company's South Gate location. Related rental expense was $ 372,648 for the years ended

                                THE MACLEOD GROUP

                          NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

June 30, 1996, 1995 and 1994. During 1994, the Company sold its Gardena property to its shareholder for a loss of approximately $15,000. The Company then leased the property from the shareholder at an annual rent of $52,000.

NOTE 14 - FAIR VALUE OF FINANCIAL INSTRUMENTS:

  Fair value of the financial instruments disclosed herein is not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider the tax consequences of realization or settlement. The following table summarizes financial instruments by individual balance sheet account for the Company:

                                                 June 30, 1996                     June 30, 1995
                                          ---------------------------      ----------------------------
                                              F
                                           Carrying         Fair             Carrying           Fair
                                            Amount          Value             Amount            Value
                                          ----------       ----------       ----------       ----------
Financial assets:
  Cash and cash equivalents               $  494,482       $  494,482       $2,607,016       $2,607,016
  Trade accounts receivable                2,206,960        2,206,960        1,776,440        1,776,440
  Restricted cash                            165,503          165,503          156,317          156,317
  Notes receivable                           815,067          815,067          300,000          300,000
                                          ----------       ----------       ----------       ----------

        Total financial assets            $3,682,012       $3,682,012       $4,839,773       $4,639,773
                                          ==========       ==========       ==========       ==========

Financial liabilities:
  Accounts payable                        $  958,174       $  958,174       $  430,370       $  430,370
  Accrued interest                                --               --            4,320            4,320
Long-term debt (including amounts
        due within one year)               1,216,964        1,113,107          490,000          348,537
                                          ----------       ----------       ----------       ----------

        Total financial liabilities       $2,175,138       $2,071,281       $  924,690       $  783,227
                                          ==========       ==========       ==========       ==========


 Fair value of financial instruments classified as current assets or liabilities approximates carrying value due to the short-term maturities of the instruments. Fair value of long-term debt instruments is based on market prices where available or current borrowing rates available for financing with similar terms and maturities.


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
                                THE MACLEOD GROUP

                          NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 15 - CONCENTRATION OF CREDIT RISK AND MAJOR CUSTOMERS:

 The majority of the Company's business activity is conducted with scrap metal recyclers located within the United States. At June 30, 1996, the Company's receivables from companies in the scrap metal recycling industry were approximately $1,535,000. Receivables from international sales at June 30, 1996 were $452,214 and $84,500 of the year end receivable balance was due from the State of California Department of Conservation.

 The Company's three largest customers, on a combined basis, represented 42%, 33% and 30% of revenues for each of the three years ended June 30, 1996, respectively. The Company's single largest customer represented 20%, 11% and 15% of total revenues for each of the three years in the period ended June 30, 1996, respectively.



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